Exhibit 10.2
SYSCO CORPORATION
FIRST AMENDMENT TO OFFER LETTER DATED SEPTEMBER 1, 2009
     THIS FIRST AMENDMENT TO OFFER LETTER DATED SEPTEMBER 1, 2009 (this “Amendment”) is entered into as of the 26th day of August, 2010 by and between Sysco Corporation, a Delaware corporation (the “Corporation”), and R. Chris Kreidler (“Employee”).
WITNESSETH
     WHEREAS, the Corporation and Employee entered into an agreement pursuant to that certain Offer Letter dated as of September 1, 2009 (the “Agreement”), and both parties desire to amend the Agreement.
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other valuable consideration, the receipt of which is hereby acknowledged, the Corporation and Employee hereby agree as follows:
     1. The tenth bullet point of the Agreement shall be deleted in its entirety and replaced with the following:
“During your transition, we will reimburse you for up to twelve months’ rent in Houston. With respect to the house that you lived in prior to moving to Houston, Texas, located at 455 E. Surry Road, Keene, New Hampshire 03431 (the “Previous Residence”), we also agree to reimburse you for up to 50% of the first $500,000 of any Loss on the sale of the Previous Residence plus 100% of the next $250,000 of any Loss, for a maximum reimbursement to you of up to $500,000. Sysco will not be responsible for reimbursement for any Loss above $750,000. Loss for this purpose is defined as your actual gross proceeds on the sale of the Previous Residence (including all reimbursed fees) subtracted from the purchase price and improvements attached to the property ($1,425,000). We will also increase by 35% any reimbursement to you that is subject to federal income taxes.”
     2. All other terms and conditions of the Agreement shall remain in full force and effect as therein contained.
     IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by a duly authorized officer of the Corporation and Employee has executed this agreement as of the day and year first written above.

SYSCO CORPORATION	EMPLOYEE

/s/ William J. DeLaney	/s/ R. Chris Kreidler

William J. DeLaney	R. Chris Kreidler
President and Chief Executive Officer

Date: 9/24/10	Date: 9/24/10